                               CREDIT AGREEMENT
                               ----------------

         THIS CREDIT AGREEMENT, dated as of July 23, 1999, is by and between PENNACO ENERGY, INC., a Nevada corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("USB").

                                    RECITAL

         Borrower and USB wish to enter into this Credit Agreement in order to set forth the terms upon which USB will make available to Borrower a revolving line of credit, converting to an amortizing term loan and by which such line of credit and term loan will be governed and repaid.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                          Definitions and References
                          --------------------------

         Section 1.1.  Defined Terms.  As used in this Agreement, each of the
                       -------------
following terms has the meaning given such term in this Section 1.1 or in the sections and subsections referred to below:

         "Advance" means an advance of funds by USB to or for the account of
          -------
Borrower pursuant to Article II below.

         "Affiliate" means, as to any Person, each other Person that directly or
          ---------
indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

         "Agreement" means this Credit Agreement.
          ---------

         "Borrower" means Pennaco Energy, Inc., a Nevada corporation.
          --------

         "Borrowing Base" means, at any time prior to the Maturity Date, the
          --------------
aggregate loan value of all Borrowing Base Properties, as determined by USB in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as USB customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base for the Borrowing Base Period from the date of this Agreement through September 30, 1999 shall be $10,000,000, unless

Borrower and USB hereafter mutually agree upon a different amount or unless the Borrowing Base is redetermined pursuant to Section 2.8 below prior to any such date.

         "Borrowing Base Notice" means a written notice sent to Borrower by USB
          ---------------------
notifying Borrower of the Borrowing Base determined by USB for the upcoming Borrowing Base Period or other period.

         "Borrowing Base Period" means: (a) the period from the date of this
          ---------------------
Agreement through September 30, 1999; (b) thereafter, each six-month (or, as to the last such period during the Revolving Period, three-month) period beginning on April 1 or October 1 of each year, until the end of the Revolving Period; (c) thereafter, each twelve-month period beginning on July 1 of each year, until the Maturity Date.

         "Borrowing Base Properties" means any and all interests of Borrower,
          -------------------------
whether now owned or hereafter acquired, in any and all oil and gas wells, leases and other related rights and assets to which USB now or hereafter gives value in determining the Borrowing Base.

         "Borrowing Base Usage" means, as of the close of business on any
          --------------------
Business Day, the ratio of: (a)(1) the aggregate amount of all Advances outstanding hereunder, including any Advances made on that Business Day, plus
(2) the face amounts of all Letters of Credit outstanding hereunder, including any Letters of Credit issued on that Business Day, to (b) the Commitment Amount in effect at that time.

         "Business Day" means: (a) with respect to the making, prepaying,
          ------------
repaying or issuance of, or otherwise relating to, any LIBOR Tranche, any day which is not a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado and which is also a day on which dealings are carried on in the London interbank eurocurrency market, and (b) for all other purposes hereof, any day which is not a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado.

         "Collateral" means all tangible or intangible real or personal property
          ----------
which, under the terms of any Security Document, is or is purported to be covered thereby or subject thereto.

         "Commitment" means the agreement of USB to make Advances to Borrower of
          ----------
amounts up to the Commitment Amount on the terms and subject to the conditions hereof.

         "Commitment Amount" means, at any time, the lesser of: (a) the Maximum
          -----------------
Loan Amount, or (b) the Borrowing Base at that time.

         "Consolidated" refers to the consolidation of any Person, in accordance
          ------------
with GAAP, with its properly consolidated Affiliates. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Affiliates.

         "Conversion Date" means the Business Day immediately after the earlier
          ---------------
of: (a) the last day of the Revolving Period, or (b) the date of any termination of the Commitment.

         "Cumulative Net Income" means, with respect to any Person, the sum of
          ---------------------
such Person's net income, determined in accordance with GAAP, for each completed Fiscal Quarter ending after the date from which the measurement is being made; provided that if such Person's net income is negative for any such Fiscal Quarter, in computing Cumulative Net Income, such Person's net income shall be deemed to be zero for that Fiscal Quarter.

         "Debt" means, as to any Person, all indebtedness, liabilities and
          ----
obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent.

         "Default" means any Event of Default and any default, event or
          -------
condition which would, with the giving of any requisite notice and/or the passage of time, constitute an Event of Default.

         "Distribution" means any dividend payable in cash or property with
          ------------
respect to any shares of capital stock of any Person (other than dividends payable in shares of the same class of common, preferred or other capital stock as the shares upon which the dividend is being paid), any other distribution made with respect to any shares of capital stock of any Person, or any purchase, redemption or retirement of, or other payment with respect to, any shares of capital stock of any Person.

         "Equity Proceeds/Capital Contributions" means: (a) the amount of any
          -------------------------------------
and all capital contributions made to Borrower after the date hereof; and (b) the net proceeds of the sale by Borrower of any ownership interest in Borrower or any note, debenture or other security issued by Borrower subsequent to the date of this Agreement, net of reasonable brokerage, printing, accounting, engineering, legal and other costs actually paid to third parties in connection therewith.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Plan" means any pension benefit plan subject to Title IV of
          ----------
ERISA maintained by Borrower or any Affiliate of Borrower to which Borrower is required to contribute.

         "Event of Default" has the meaning given such term in Section 7.1
          ----------------
below.

         "Fiscal Quarter" means a three-month period ending on the last day of
          --------------
March, June, September or December of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any
          -----------
year.

         "Fixed Charge Coverage Ratio" means, as of the end of any Fiscal
          ---------------------------
Quarter, commencing with the Fiscal Quarter ending December 31, 1999, the ratio of: (a) Borrower's cash flow (net income, determined in accordance with GAAP, plus taxes, depreciation, depletion, amortization, and exploration expenses) for the four consecutive Fiscal Quarters then ended, plus interest expenses for such four consecutive Fiscal Quarters then ended; to (b) the aggregate amount of all of Borrower's fixed charges (interest expenses and required principal payments, whether under this Agreement or otherwise, Distributions and other fixed charges) for such four consecutive Fiscal Quarters then ended, all determined in accordance with GAAP.

         "Fixed Rate Portion" means a portion of the Loan bearing interest at a
          ------------------
fixed interest rate (but excluding any LIBOR Tranche), upon such terms and conditions as may be contained herein and such additional terms and conditions as may be agreed upon between Borrower and USB at the time any such Fixed Rate Portion is entered into between Borrower and USB.

         "Fixed Rate Portion Interest Period" means, with respect to each Fixed
          ----------------------------------
Rate Portion, a time period of up to five years, as agreed by Borrower and USB at the time of issuance of the Fixed Rate Portion; provided that each Fixed Rate Portion Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day. No Fixed Rate Portion Interest Period may be elected which would end after the Maturity Date.

         "Fixed Rate Spread" means, with respect to any Fixed Rate Portion, the
          -----------------
following: (a) if the Borrowing Base Usage is less than 50 percent as of the close of business on the first day of the Fixed Rate Portion Interest Period for such Fixed Rate Portion, 2.0 percentage points per annum; (b) if the Borrowing Base Usage is greater than or equal to 50 percent but less than 75 percent as of the close of business on the first day of the Fixed Rate Portion Interest Period for such Fixed Rate Portion, 2.25 percentage points per annum; and (c) if the Borrowing Base Usage is greater than or equal to 75 percent as of the close of business on the first day of the Fixed Rate

Portion Interest Period for such Fixed Rate Portion, 2.5 percentage points per annum.

         "GAAP" means those generally accepted accounting principles and
          ----
practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of
Borrower: (a) are applied for all periods in a consistent manner, and (b) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower.

         "Grace Period" has the meaning given such term in Section 7.1 below.
          ------------

         "Hedging Obligations" means, with respect to any Person, all
          -------------------
liabilities of such Person under: (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and all other agreements and arrangements designed to protect such Person against fluctuations in interest rates, or (b) commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements and arrangements designed to protect such Person against fluctuations in the price of oil, gas or other hydrocarbons.

         "Initial Advance" means the first Advance on the Loan, to be made on
          ---------------
the date hereof, in the amount requested by Borrower, up to, but not in excess of, the Commitment Amount.

         "Initial Engineering Report" means the report or reports covering the
          --------------------------
Borrowing Base Properties, prepared by Borrower, a true and correct copy of which has been furnished by Borrower to USB.

         "Initial Financial Statements" means the annual financial statements of
          ----------------------------
Borrower dated as of December 31, 1998, and the quarterly financial statements of Borrower dated as of March 31, 1999, copies of all of which Initial Financial Statements have heretofore been delivered by Borrower to USB.

         "Interest Rate Election" means an election delivered by Borrower to USB
          ----------------------
from time to time in the form of Exhibit D attached hereto and made a part hereof.

         "Letter of Credit" means a standby letter of credit issued by USB
          ----------------
pursuant to Article II below.

         "LIBOR (Adjusted)" means, with respect to each LIBOR Tranche and the
          ----------------
related LIBOR Interest Period, the rate of interest per annum determined pursuant to the following formula:

                                        LIBOR (Unadjusted)
                                --------------------------------
    LIBOR (Adjusted) =  1.00  - LIBOR Reserve Percentage

         "LIBOR Interest Period" means, with respect to each LIBOR Tranche, a
          ---------------------
period of one, two, three or six months, as specified in the Interest Rate Election submitted by Borrower pursuant to Section 2.2(b) below with respect thereto, beginning on and including the date specified in such Interest Rate Election (which must be a Business Day) and ending on (but not including, for the purpose of computing the number of days in the LIBOR Interest Period) the date which corresponds numerically to such beginning date one, two, three or six months thereafter (or if such month has no numerically corresponding date, on the last Business Day of such month); provided that each LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such LIBOR Interest Period shall end on the Business Day next preceding such numerically corresponding day. No LIBOR Interest Period may be elected which would end after the Maturity Date.

         "LIBOR Reserve Percentage" means, with respect to any LIBOR Interest
          ------------------------
Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such LIBOR Interest Period.

         "LIBOR Spread" means, with respect to any LIBOR Tranche, the following:
          ------------
(a) if the Borrowing Base Usage is less than 50 percent as of the close of business on the first day of the LIBOR Interest Period for such LIBOR Tranche,
2.0 percentage points per annum; (b) if the Borrowing Base Usage is greater than or equal to 50 percent but less than 75 percent as of the close of business on the first day of the LIBOR Interest Period for such LIBOR Tranche, 2.25 percentage points per annum; and (c) if the Borrowing Base Usage is greater than or equal to 75 percent as of the close of business on the first day of the LIBOR Interest Period for such LIBOR Tranche, 2.5 percentage points per annum.

         "LIBOR Tranche" means a portion of the Loan outstanding for a specific
          -------------
LIBOR

Interest Period and bearing interest at a fixed rate based upon LIBOR
(Adjusted).

         "LIBOR (Unadjusted)" means, with respect to each LIBOR Tranche and the
          ------------------
related LIBOR Interest Period, the rate of interest per annum determined by USB, in accordance with its customary practices, to be representative of the rates at which deposits of U.S. dollars are being offered in the London interbank eurocurrency market for delivery on the first day of such LIBOR Interest Period in an amount equal or comparable to the amount of such LIBOR Tranche and for a period of time equal or comparable to the length of such LIBOR Interest Period. LIBOR (Unadjusted), as determined by USB with respect to a particular LIBOR Tranche, shall be fixed at such rate for the duration of the associated LIBOR Interest Period. If USB is unable so to determine LIBOR (Unadjusted) for any LIBOR Tranche, or if the associated LIBOR (Adjusted) would exceed the maximum rate of interest, if any, then permitted to be charged on the Note under applicable law, Borrower shall be deemed to have elected to have included in the Reference Rate Portion the portion of the Loan that would otherwise have been included in such LIBOR Tranche.

         "Lien" means, with respect to any property or assets, any right or
          ----
interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

         "Loan" has the meaning given such term in Section 2.1 below.
          ----

         "Loan Documents" means this Agreement, the Security Documents, the
          --------------
Note, applications for Letters of Credit, Advance requests and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

         "Maturity Date" means the earliest of: (a) the first day of the forty-
          -------------
eighth month after the month in which the Conversion Date occurs (i.e., July 1, 2005, if the Conversion Date is July 1, 2001), (b) such date as may be established pursuant to the amortization schedule determined by USB as described in the definition "Principal Payment Amount" set forth in this Section 1.1, or
(c) such date on which the Loan is due and payable in full by reason of the occurrence of an Event of Default, as established pursuant to Section 7.1 below.

         "Maximum Loan Amount" means $10,000,000; provided that, upon the
          -------------------
request of Borrower, USB may, in its sole discretion, increase said amount to an amount not greater than $25,000,000 by giving written notice of such increase to Borrower, but nothing contained in this Agreement, the Note or any other Loan Document shall be deemed to commit or require USB to grant any such increase.

         "Minimum Principal Payment" means the product of: (a) 0.0208333, and
          -------------------------
(b) the outstanding principal balance of the Loan as of the close of business on the last day of the Revolving Period (or, if the last day of the Revolving Period is not a Business Day, the Business Day immediately preceding the last day of the Revolving Period).

         "Note" means a Promissory Note in the form of Exhibit A attached hereto
          ----
and made a part hereof, duly executed and delivered by Borrower.

         "Obligated Person" means Borrower or any other Person who hereafter
          ----------------
becomes liable for payment of the Loan or any part thereof, by guaranty or otherwise.

         "Obligations" means all Debt from time to time owing by Borrower to USB
          -----------
under or pursuant to any of the Loan Documents.  "Obligation" means any part of
                                                  ----------
the Obligations.

         "Oil and Gas Interests" means any and all oil or gas properties, gas
          ---------------------
gathering systems, and other related personal property and interests now or hereafter owned by Borrower.

         "Payment Date" means the first day of each calendar month, commencing
          ------------
September 1, 1999, and the Maturity Date.

         "Person" means an individual, corporation, partnership, association,
          ------
joint-stock company, trust or trustee thereof, estate or executor thereof, limited liability company, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Principal Payment Amount" means: (a) the amount, if any, provided for
          ------------------------
in an amortization schedule established by USB in its sole discretion, as of the end of the Revolving Period (and thereafter adjusted, at USB's sole discretion, at the time of any one or more subsequent redeterminations of the Borrowing
Base), in accordance with USB's then-current practices as to oil and gas loans and in accordance with the most recent engineering data and other information then available with respect to the Borrowing Base Properties, including without limitation any appropriate revision of the Maturity Date if the Revenue Half-Life of the Borrowing Base Properties would otherwise occur after the Maturity Date, or (b) if no amortization schedule has been established by USB pursuant to clause (a) above, the Minimum Principal Payment.

         "Prohibited Lien" means any Lien not expressly allowed under Section
          ---------------
6.2(b) below.

         "Reference Rate" means the fluctuating interest rate per annum
          --------------
announced from time to time by USB as its reference rate, which may not be the lowest interest rate charged by USB.

         "Reference Rate Portion" means the portion of the Loan bearing interest
          ----------------------
based upon the Reference Rate.

         "Revenue Half-Life" means, at any time, the point in time when one-half
          -----------------
of the then-remaining undiscounted oil and gas sales from the Borrowing Base Properties will have been produced, according to USB's engineering evaluation.

         "Revolving Period" means the time period from the date of this
          ----------------
Agreement through June 30, 2001.

         "Security Documents" means all security agreements, deeds of trust,
          ------------------
mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any or all of the Obligated Persons or any other person to USB in connection with this Agreement or any transaction contemplated hereby, to secure or guaranty the payment of any part of the Obligations or the performance of any other duties and obligations of any or all of the Obligated Persons under the Loan Documents, whenever made or delivered.

         "Subordinated Debt" means any indebtedness or other obligations of
          -----------------
Borrower, to the extent that the rights of the holders thereof to enforce the indebtedness and other obligations of Borrower thereunder have been subordinated to the rights of USB hereunder or in connection herewith by subordination agreements executed by the holders of the Subordinated Debt and satisfactory in form and substance to USB.

         "Tangible Net Worth" means, as to any Person: (a) the equity in such
          ------------------
Person owned by the shareholders, partners, members or other owners of such Person, determined in accordance with GAAP, plus (b) any and all Subordinated Debt of such Person, less (c) goodwill and any and all other intangible assets of such Person, determined in accordance with GAAP.

         "Taxes" has the meaning given such term in Section 3.7 below.
          -----

         "Termination Event" means: (a) the occurrence with respect to any ERISA
          -----------------
Plan of (1) a reportable event described in Section 4043(b)(5) of ERISA or (2) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations, or (b) the withdrawal of Borrower or of any Affiliate of Borrower from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Working Capital" means: (a) the aggregate current assets of Borrower
          ---------------
(including, during the Revolving Period, the excess, if any, of the Commitment Amount over: (1) the aggregate amount of all Advances outstanding hereunder, plus (2) the face amounts of all Letters of Credit outstanding hereunder), minus
(b) the aggregate current liabilities of Borrower (excluding current maturities of the Loan), all determined in accordance with GAAP.

         "Zero-Value Properties" means any properties covered by the Security
          ---------------------
Documents but containing no proved reserves and no reserves to which USB has given value in determining the Borrowing Base.

         Section 1.2.  Incorporation of Exhibits.  All Exhibits attached to this
                       -------------------------
Agreement are a part hereof for all purposes.

         Section 1.3.  Amendment of Defined Instruments.  Unless the context
                       --------------------------------
otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

         Section 1.4.  References and Titles.  All references in this Agreement
                       ---------------------
to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" has the inclusive meaning frequently identified by the phrase "and/or". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5.  Calculations and Determinations.  All interest accruing
                       -------------------------------
under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless USB otherwise consents, all financial statements and reports furnished to USB hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                                  ARTICLE II

                                   The Loan
                                   --------

         Section 2.1.  The Loan.  (a) Subject to the other terms and conditions
                       --------
of this Agreement, USB agrees to: (1) make Advances to Borrower from time to time requested upon written notice to USB from Borrower no later than noon, Denver time, at least one Business Day prior to any Advance, and (2) issue Letters of Credit from time to time requested upon written notice to USB from Borrower no later than five Business Days prior to the date of issuance of such Letter of Credit or at such earlier time as may be agreed to by the parties.

               (b) Each request by Borrower for an Advance shall be in the form of Exhibit B attached hereto and made a part hereof. Each request by Borrower for the issuance of a Letter of Credit shall be in the form of Exhibit C attached hereto and made a part hereof, and shall be accompanied by an application for issuance of a letter of credit on USB's then-standard form, duly executed by Borrower.

               (c) USB shall not have any obligation to: (1) make an Advance on or after the Conversion Date, (2) issue or renew a Letter of Credit which does not expire prior to the Conversion Date, (3) issue a LIBOR Tranche as to which the LIBOR Interest Period does not expire prior to the Maturity Date, (4) issue a Fixed Rate Portion as to which the Fixed Rate Portion Interest Period does not expire prior to the Maturity Date, (5) issue a LIBOR Tranche at any time when five or more prior LIBOR Tranches remain outstanding, (6) issue a Fixed Rate Portion at any time when two or more prior Fixed Rate Portions remain outstanding, (7) make an Advance in an amount less than $10,000, (8) issue a LIBOR Tranche in an amount less than $500,000, (9) issue a Fixed Rate Portion in an amount other than an integral multiple of $1,000,000, or (10) make an Advance or issue a Letter of Credit if, after such Advance is made or such Letter of Credit is issued, the aggregate amount of all Advances outstanding hereunder plus the face amounts of all Letters of Credit outstanding hereunder would exceed the Commitment Amount.

               (d) Each payment by USB under a Letter of Credit shall be deemed to be an Advance included in the Reference Rate Portion, bearing interest from the date of such payment, shall be entitled to all benefits of the Security Documents and shall be subject to all terms of this Agreement and any and all other applicable Loan Documents.

               (e) Within the limitation of the Commitment Amount and subject to the other terms and provisions hereof, Borrower may borrow, repay and reborrow hereunder. The Advances and Letters of Credit described above shall be herein collectively referred to as the "Loan". Borrower hereby expressly requests and irrevocably authorizes USB to make the Loan.

         Section 2.2.   The Note; Interest.  (a)  Borrower's obligation to repay
                        ------------------
the Loan, with interest thereon, shall be evidenced by the Note. In the event any provision contained in the Note conflicts with a provision contained in this Agreement, the provisions of this Agreement shall control.

               (b) At any time and from time to time hereafter, if Borrower desires to include in a LIBOR Tranche all or any portion of the Loan which is not already included in a LIBOR Tranche or a Fixed Rate Portion, Borrower shall deliver an Interest Rate Election to USB at least one Business Day prior to the first day of the requested LIBOR Interest Period, specifying the dollar amount it desires to have included in the LIBOR Tranche, the first day of the LIBOR Interest Period and the duration of the LIBOR Interest Period. Not later than one Business Day prior to the first day of the requested LIBOR Interest Period, USB shall provide to Borrower a quote of LIBOR (Adjusted) for the dollar amount and time period requested by Borrower. Not later than one Business Day prior to the first day of the requested LIBOR Interest Period, Borrower shall give notice to USB of whether Borrower elects to include the requested portion of the Loan in the requested LIBOR Tranche at the LIBOR (Adjusted) rate quoted by USB plus the applicable LIBOR Spread; provided that any failure by Borrower to give notice as set forth herein shall be deemed an election to include the requested portion of the Loan in the requested LIBOR Tranche. If Borrower elects to include the requested portion of the Loan in the requested LIBOR Tranche, the LIBOR Tranche shall become effective for the requested dollar amount and the applicable LIBOR Interest Period at the rate quoted by USB. Any portion of the Loan which is not included in a LIBOR Tranche shall be included in the Reference Rate Portion, unless Borrower and USB hereafter agree to include any portion thereof in a Fixed Rate Portion upon terms and conditions mutually acceptable to Borrower and USB.

               (c)(1) Except as otherwise provided in (4) below, interest on each LIBOR Tranche shall accrue at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Tranche plus the LIBOR Spread. (2) Except as otherwise provided in (4) below, interest on the Reference Rate Portion shall accrue at a fluctuating annual rate equal to the Reference Rate. (3) Except as otherwise provided in (4) below, interest on any Fixed Rate Portion shall accrue at the fixed annual rate agreed upon between Borrower and USB plus the Fixed Rate Spread. (4) From and after the occurrence, and during the continuance, of any Event of Default hereunder (including without limitation any failure by Borrower to pay the entire outstanding principal balance of the Loan, together with all accrued interest, fees and other amounts payable in connection therewith on or before the Maturity Date), interest on the Loan shall accrue, from the date of occurrence of the Event of Default until the date the Event of Default is cured, at a fluctuating annual rate equal to the Reference Rate plus five percentage points per annum.

               (d) Interest accrued on the Reference Rate Portion shall be due and payable on each Payment Date. Interest accrued on the Fixed Rate Portion shall be due and payable on each Payment Date which occurs in January, April, July or October. Interest accrued on each LIBOR Tranche shall be due and payable on the last day of the LIBOR Interest Period for such LIBOR Tranche (and also, as to any LIBOR Tranche having a LIBOR Interest Period of six months, on the ninetieth day of such LIBOR Interest Period). All accrued and unpaid interest shall be due and payable not later than the Maturity Date.

         Section 2.3.   Mandatory Principal Payments.  (a)  Borrower shall make
                        ----------------------------
a principal payment on each Payment Date, commencing with the Payment Date in the calendar month immediately after the calendar month in which the Conversion Date occurs, each such payment to be in an amount equal to the Principal Payment Amount; provided that any such payments shall be in addition to any amounts due and payable by Borrower pursuant to the other provisions of this Section 2.3 and any interest payments due and payable pursuant to Section 2.2 above.

               (b) If for any reason the aggregate outstanding principal balance of all Advances plus the aggregate face amount of all outstanding Letters of Credit shall exceed the Commitment Amount, Borrower shall, not later than 10 days after written notice thereof from USB: (1) pay the excess to USB in a lump sum; or (2) commence (and thereafter continue) an amortization schedule under which Borrower repays the Loan in an amount at least equal to the excess in six equal monthly principal installments on the first Business Day of each calendar month, which amounts shall be in addition to the monthly interest payments and any other principal payments otherwise due, such that the entire excess is paid within six months; or (3) execute and deliver to USB additional mortgages, supplements to mortgages or other instruments in form and substance satisfactory to USB, by which Borrower mortgages, pledges or hypothecates to USB, or creates a security interest in for the benefit of USB, sufficient additional Oil and Gas Interests to induce USB to make a redetermination of the Borrowing Base such that the Commitment Amount is increased to an amount no less than the aggregate outstanding principal balance of all Advances plus the aggregate face amount of all outstanding Letters of Credit.

               (c) The outstanding principal balance of all Advances, together with all unpaid fees and expenses, shall be due and payable not later than the Maturity Date.

         Section 2.4.  Voluntary Prepayments.  Borrower shall have the right to
                       ---------------------
prepay any or all Advances at any time, in whole or in part, without penalty or premium (except as otherwise described in Section 3.5 below or as otherwise agreed between Borrower and USB as to any Fixed Rate Portion); provided that, prior to the Conversion Date, Borrower shall not at any time reduce the aggregate outstanding principal amount of all Advances to less than $1,000.

         Section 2.5.  Termination of Commitment.  Borrower shall have the
                       -------------------------
right at any time and from time to time, upon not less than three Business Days' prior written notice to USB, to terminate the Commitment. Upon any termination of the Commitment, Borrower shall, at the time of such termination, prepay the
Note in full. Any such prepayment shall be without penalty or premium (except as otherwise described in Section 3.5 below or as otherwise agreed between Borrower and USB as to any Fixed Rate Portion).

         Section 2.6.  Payments to USB.  Borrower will pay to USB each payment
                       ---------------
which Borrower owes under the Loan Documents not later than 12:00 noon, Denver time, on the due date, in lawful money of the United States of America and in immediately available funds. Any payment received after such time will be deemed to have been made on the next following Business Day. Except as otherwise provided in this Agreement as to LIBOR Tranches, should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be due and payable thereon for the period of such extension. Each payment under a Loan Document shall be due and payable at the place provided therein or, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note.

         Section 2.7.  Use of Proceeds.  In no event shall the Loan proceeds be
                       ---------------
used directly
or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to USB that Borrower is not engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock. Borrower will use the Loan proceeds solely for the funding of capital expenditures relating to oil and gas properties, acquisitions of other oil and gas properties, general working capital purposes and, to the extent permitted pursuant to Section 6.2(i) below, re-purchasing the capital stock of Borrower, including the repurchase of stock which was obtained by the seller thereof through the exercise of stock options.

         Section 2.8.  Borrowing Base Procedures.  The Borrowing Base will be
                       -------------------------
redetermined by USB as of the first day of each Borrowing Base Period, up to one additional time during each calendar year upon the request of USB, and up to one additional time during each calendar year upon the request of Borrower, based upon the engineering reports and other information submitted by Borrower pursuant to Section 6.1 below and upon such other information and data as USB deems relevant. USB shall advise Borrower of each redetermination of the Borrowing Base by providing to Borrower a Borrowing Base Notice approximately three days prior to the effectiveness of the redetermined Borrowing Base; provided that if, due to any failure by Borrower to submit in a timely manner any engineering report or other information required to be submitted by Borrower hereunder or, if requested in writing by USB, any additional information or data needed in connection with a redetermination of the Borrowing Base or due to any other reason beyond the control of USB, USB does not provide a Borrowing Base Notice at the time described above, then, unless USB gives notice to the contrary to Borrower, the Borrowing Base from the previous period shall be carried over into the new period until a Borrowing Base Notice has been sent to Borrower by USB.

                                  ARTICLE III

                   Security; Fees; Taxes; Increased Capital
                   ----------------------------------------

         Section 3.1.  The Security.  The Obligations will be secured by the
                       ------------
Security Documents and any additional Security Documents hereafter delivered by any Obligated Person and accepted by USB.

         Section 3.2.  Perfection and Protection of Security Interests and
                       ---------------------------------------------------
Liens.  Borrower will from time to time deliver to USB any amendments, financing
-----
statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance reasonably satisfactory to USB, which USB may reasonably request for the purpose of perfecting, confirming or protecting USB's Liens and other rights in the Collateral.

         Section 3.3.  Bank Accounts and Offset.  To secure the repayment of the
                       ------------------------
Obligations, Borrower hereby grants to USB a security interest, a lien, and a right of offset, each of which shall be upon and against: (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to USB from or for the account of such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with USB, and (c) any other credits and claims of Borrower at any time existing against USB, including without limitation claims under certificates of deposit. Upon the occurrence of any Event of Default, USB is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations (whether or not such Obligations are then due and payable).

         Section 3.4.  Fees.  (a)  Borrower shall pay to USB, within 30 days
                       ----
after the end of each calendar quarter, commencing with the date of the Initial Advance and ending on the last day of the Revolving Period, a commitment fee in an amount equal to: (1) one-quarter of one percent per annum, times (2) the excess of the Commitment Amount over the sum of the aggregate outstanding principal balance of all Advances plus the face amount of all outstanding Letters of Credit, computed on a daily basis for such calendar quarter.

               (b) Borrower shall pay to USB with respect to each Letter of Credit a fee in an amount equal to the greater of: (1) $500.00 per annum, or (2) five-eighths of one percent per annum times the face amount of such Letter of Credit, which fee shall be due and payable at the time of issuance (and again at the time of any renewal) of such Letter of Credit.

               (c) Borrower shall pay to USB, at the time of the Initial Advance, a facility fee in the amount of $25,000.

         Section 3.5.  Special LIBOR and Fixed Rate Provisions.  (a)  If USB
                       ---------------------------------------
shall reasonably determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower and USB) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction asserts that it is unlawful, for USB to fund, continue or maintain any LIBOR Tranche or Fixed Rate Portion, the obligation of USB to fund, continue or maintain any such LIBOR Tranche or Fixed Rate Portion shall, upon such determination, forthwith be suspended until USB shall notify Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Tranches and Fixed Rate Portions shall automatically be converted into the Reference Rate Portion at the end of the then-current LIBOR Interest Periods or Fixed Rate Portion Interest Periods with respect thereto or sooner, if required by such law or assertion.

               (b)  If USB shall reasonably determine that:

                    (1) U.S. Dollar deposits in the relevant amount and for the relevant LIBOR Interest Period or Fixed Rate Portion Interest Period are not available to USB in its relevant market; or

                    (2) By reason of circumstances affecting USB's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Tranches or the Fixed Rate Portion; then, upon notice from USB to Borrower, the obligation of USB to include any portion of the Loan in a LIBOR Tranche or in the Fixed Rate Portion shall forthwith be suspended until USB shall notify Borrower that the circumstances causing such suspension no longer exist.

               (c) Borrower agrees to reimburse USB for any increase in the cost to USB of, or any reduction in the amount of any sum receivable by USB in respect of, funding, continuing or maintaining (or of its obligation to fund, continue or maintain) any LIBOR Tranche or any Fixed Rate Portion; provided that the foregoing shall not apply to increases resulting from general increases in interest rates or general increases in USB's administrative expenses or overhead costs. USB shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate USB for such increased cost or reduced amount. Such additional amount shall be due and payable by Borrower to USB within fifteen days of Borrower's receipt of such notice, and such notice shall, in the absence of clear error, be conclusive and binding on Borrower.

               (d) In the event USB shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by USB to fund, continue or maintain any portion of the principal amount of any LIBOR Tranche or any Fixed Rate Portion) as a result of:

                    (1) Any conversion, repayment or prepayment (whether voluntary or mandatory) of the principal amount of any LIBOR Tranche or any Fixed Rate Portion on a date other than the scheduled last day of the LIBOR Interest Period or Fixed Rate Portion Interest

Period applicable thereto;

                    (2) Any requested LIBOR Tranche or Fixed Rate Portion not being funded as a LIBOR Tranche or a Fixed Rate Portion in accordance with the provisions of this Agreement, the Interest Rate Election therefor or any other request therefor that has been agreed to between Borrower and USB; or

                    (3) Any LIBOR Tranche or Fixed Rate Portion not being continued as a LIBOR Tranche or Fixed Rate Portion in accordance with the provisions of this Agreement, the Interest Rate Election therefor or any other request therefor that has been agreed to between Borrower and USB;

then, upon the written notice by USB to Borrower, Borrower shall, within fifteen days of receipt thereof, pay USB such amount as will (in the reasonable determination of USB) reimburse USB for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of clear error, be conclusive and binding on Borrower.

         Section 3.6.  Increased Capital Costs.  If any change in, or the
                       -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by USB or any Person controlling USB, and USB reasonably determines that the rate or return on its or such controlling Person's capital as a consequence of the Loan is reduced to a level below that which USB or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by USB to Borrower, Borrower hereby agree to pas to USB, within fifteen days of the effective date of such notice, such additional amount (as may be reasonably determined by USB) sufficient to compensate USB or such controlling Person for such reduction in rate of return. A statement to Borrower by USB as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of clear error, be conclusive and binding on Borrower.

         Section 3.7.  Taxes.  All payments by Borrower of principal of, and
                       -----
interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by USB's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, Borrower will:

               (a) Pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) Promptly forward to USB an official receipt or other documentation reasonably evidencing such payment to such authority; and

               (c) Pay USB such additional amount or amounts as may be necessary to ensure that the net amount actually received by USB will equal the full amount USB would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against USB with respect to any payment received by USB hereunder, USB may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as may be necessary in order that the net amount received by USB after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount USB would have received had not such Taxes been asserted.

          If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to USB the required receipts or other required documentary evidence, then Borrower shall indemnify, save and hold harmless USB from and against any incremental Taxes, interest or penalties that may become payable by USB as a result of any such failure.

          Section 3.8. Letter of Credit Obligations Absolute.  The obligation of
                       -------------------------------------
Borrower to repay any amount drawn on USB pursuant to the terms of a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (a) The existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary of a Letter of Credit (or any Person for whom any such beneficiary may be acting) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transactions;

               (b) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

               (c) Payment by USB under any Letter of Credit against presentation of a draft or certificate which does not comply in all material respects with the terms of such Letter of Credit.

Payment by Borrower of a reimbursement obligation in connection with a Letter of Credit issued pursuant to this Agreement shall not be deemed a waiver of any rights of Borrower against USB under Section 3.10(d) below.

         Section 3.9.   Indemnification regarding Letters of Credit.  Borrower
                        -------------------------------------------
hereby indemnifies and holds harmless USB from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which USB may incur (or which may be claimed against USB by any Person) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; provided, however, that Borrower shall not be required to indemnify USB for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of USB in connection with paying a draft presented under a Letter of Credit. Nothing in this Section 3.9 is intended to limit the obligation of Borrower to repay any amount drawn on USB pursuant to the terms of a Letter of Credit.

         Section 3.10.  Liability of USB regarding Letters of Credit.  Borrower
                        --------------------------------------------
assumes all risks of the acts or omissions of any beneficiary or permitted transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither USB nor any of its employees, officers or directors shall be liable or responsible for:

               (a) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee thereof in connection therewith;

               (b) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

               (c) Payment by USB against presentation of documents which do not comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to the applicable Letter of Credit; or

               (d) Any other circumstance whatsoever in making or failing to make payment under the Letter of Credit, except only that Borrower shall have a claim against USB, and USB shall be liable to Borrower, to the extent, but only to the extent, of any direct (as opposed to consequential) damages suffered by Borrower which were caused by:

                    (1) USB's willful or intentional misconduct, bad faith or gross negligence in connection with the Letter of Credit; or

                    (2) USB's willful, bad-faith or negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

                                  ARTICLE IV

                         Conditions Precedent to Loan
                         ----------------------------

         Section 4.1.  Conditions Precedent to Initial Advance.  USB shall have
                       ---------------------------------------
no obligation to make the Initial Advance or to issue any Letter of Credit unless USB shall have received all of the following at its office in Denver, Colorado, duly executed and delivered and in form, substance and date satisfactory to USB:

         (a)   The Note.

         (b) An "Omnibus Certificate" of the Secretary or an Assistant Secretary of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of the articles of incorporation of Borrower and all amendments thereto, (2) a copy of the bylaws of Borrower and all amendments thereto, and (3) a copy of the resolutions of the Board of Directors of Borrower authorizing this Agreement and the transactions contemplated hereby.

          (c) A "Compliance Certificate" of an officer of Borrower in which such person certifies to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 4.2 below.

          (d)  The Security Documents.

          (e) Such title opinions, supplemental title opinions, UCC searches and other title information concerning Borrower's title to the Borrowing Base Properties or any portions thereof as may be satisfactory to USB.

          (f)  Any and all other Loan Documents.

         Section 4.2.  Additional Conditions Precedent.  USB shall have no
                       -------------------------------
obligation to make the Initial Advance or any subsequent Advance or to issue any Letter of Credit unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Obligated Person in any Loan Document shall be true on and as of the date of the Advance or the date of issuance of the Letter of Credit as if such representations and warranties had been made as of the date hereof.

          (b) No Default shall exist as of the date of the Advance or the date of issuance of the Letter of Credit.

          (c) Each Obligated Person shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of the Advance or the date of issuance of the Letter of Credit.

          (d) The making of the Advance or the issuance of the Letter of Credit shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject USB to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

                                   ARTICLE V

                        Representations and Warranties
                        ------------------------------

         Section 5.1.  Borrower's Representations and Warranties.  To induce
                       -----------------------------------------
USB to enter into this Agreement and to make the Loan, Borrower represents and warrants to USB (which representations and warranties shall survive the delivery of the Note and shall be deemed to be continuing representations and warranties until repayment in full of the Note) that:

          (a)  No Default. Borrower is not in default in any material respect in
               ----------
               the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

          (b)  Organization and Good Standing.  Borrower is a corporation duly
               ------------------------------
               organized, validly existing and in good standing under the laws of the State of Nevada, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

          (c)  Authorization.  Borrower has duly taken all action necessary to
               -------------
               authorize the execution and delivery by it of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

          (d)  No Conflicts or Consents.  The execution and delivery by the
               ------------------------
               various Obligated Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not
               (1) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the governing documents of Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Obligated Person, (2) result in the acceleration of any Debt owed by any Obligated Person, or (3) result in or require the creation of any Lien upon any assets or properties of any Obligated Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Obligated Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

          (e)  Enforceable Obligations.  This Agreement is, and the other Loan
               -----------------------
               Documents when duly executed and delivered will be, legal and binding obligations of each Obligated Person which is a party hereto or thereto, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

          (f)  Initial Financial Statements.  The Initial Financial Statements
               ----------------------------
               fairly present Borrower's financial positions at the dates thereof. Since the latest date of any of the Initial Financial Statements, no material adverse change has occurred in Borrower's financial condition or business. All Initial Financial Statements were prepared in accordance with GAAP.

          (g)  Other Obligations.  Borrower has no outstanding Debt of any kind
               -----------------
               (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is not shown in the Initial Financial Statements.

          (h)  Full Disclosure.  No certificate, statement or other information
               ---------------
               delivered herewith or heretofore by Borrower to USB in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. At the date of this Agreement, Borrower is not aware of any material fact that has not been disclosed to USB in writing which could materially and adversely affect Borrower's properties, businesses, prospects or condition (financial or otherwise). To the best of Borrower's knowledge, the Initial Engineering Report is based upon complete and accurate factual information in all material respects, it being understood that the Initial Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

          (i)  Litigation.  Except as disclosed in the Initial Financial
               ----------
               Statements: (1) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower threatened, against any Obligated Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect any Obligated Person, any Affiliate controlled by Borrower, any Obligated Person's ownership or use of any of its assets or properties, its business or financial condition or prospects, or the right or ability of any Obligated Person to enter into the Loan Documents or perform its obligations thereunder and (2) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Obligated Person which have or may have any such effect.

         (j)   Title to Properties.  To the best of Borrower's knowledge and
               -------------------
               subject to typical oil-industry operating agreements and product-purchase contracts, Borrower has good and defensible title to the Borrowing Base Properties, free and clear of all liens, encumbrances and defects of title, except for covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment of such Borrowing Base Properties in the normal course of business as presently conducted or materially impair the value thereof for such business. Borrower enjoys peaceful and undisturbed possession under all material leases under which it operates, and all such leases are valid and subsisting, with no material default existing thereunder.

          (k)  Place of Business. The chief executive office and principal place
               -----------------
               of business of Borrower are located at the address of Borrower set out in Section 8.3 below.

          (l)  Taxes.  All tax returns required to be filed by Borrower in any
               -----
               jurisdiction prior to the date hereof have been filed; all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises, which are due and payable have been paid, or adequate reserves have been provided for payment thereof.

          (m)  Use of Proceeds. Borrower is not engaged principally, or as one
               ---------------
               of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock. Neither Borrower nor any Person acting on Borrower's behalf has taken or will take any action which might cause this Agreement or the Note or the application of the proceeds of the Loan to violate either of said Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

          (n)  ERISA Liabilities. No Termination Event has occurred with respect
               -----------------
               to any ERISA Plan, and Borrower is in compliance with ERISA in all material respects. Borrower is not required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

          (o)  Investment Company Act Not Applicable.  Borrower is not an
               -------------------------------------
               "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (p)  Public Utility Holding Company Act Not Applicable.  Borrower is
               -------------------------------------------------
               not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         Section 5.2.  Representations by USB.  USB hereby represents that it
                       ----------------------
will acquire the Note for its own account in the ordinary course of its commercial banking business; however, the disposition of USB's property shall at all times be and remain within its control and this section does not prohibit USB's sale of the Note or of any participation in the Note to any bank, financial institution or similar purchaser.

                                  ARTICLE VI

                             Covenants of Borrower
                             ---------------------

         Section 6.1.  Affirmative Covenants.  Borrower warrants, covenants and
                       ---------------------
agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless USB has previously agreed otherwise in writing:

          (a)  Payment and Performance.  Borrower will pay all amounts due under
               -----------------------
               the Loan Documents in accordance with the terms thereof and will in all material respects observe, perform and comply with every covenant, term and condition express or implied in the Loan Documents.

          (b)  Books, Financial Statements and Records.  Borrower will at all
               ---------------------------------------
               times maintain full and accurate books of account and records, will maintain a standard system of accounting and will furnish the following statements and reports to USB at Borrower's expense:

          (1) As soon as available, and in any event within 120 days after the end of each Fiscal Year, complete audited Consolidated financial statements of Borrower, prepared by a firm of independent certified public accountants chosen by Borrower and reasonably acceptable to USB, in reasonable detail and in accordance with GAAP. These financial statements shall contain at least a balance sheet as of the end of such Fiscal Year and a statement of earnings and cash flow, setting forth in comparative form the corresponding figures for the preceding Fiscal Year;

          (2) As soon as available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), complete Consolidated financial statements of Borrower for such Fiscal Quarter and for the then-current Fiscal Year, prepared by Borrower in reasonable detail and in accordance with GAAP;

          (3) At the time of submission of the financial statements described in (1) and (2) above, a report signed by the chief financial officer of
Borrower: (A) attesting to the authenticity of such financial statements, (B) stating that he has read this Agreement and the Security Documents, (C) stating that after reviewing the financial statements described above he has concluded that there did not exist any condition or event as of the date of such financial statements or at the time of his report which constituted an Event of Default or a Default, or, if he did conclude that such condition or event existed, specifying the nature and period of existence of any such condition or event, and (D) showing the calculation of, and Borrower's compliance with, all of the financial covenants contained herein;

          (4) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority;

          (5) By: (A) February 1 of each year, an engineering report and economic evaluation prepared by one or more independent petroleum engineers chosen by Borrower and acceptable to USB, covering all oil and gas properties and interests included in the Borrowing Base Properties, and (B) August 1 of each year until the end of the Revolving Period, an engineering report and economic evaluation prepared by Borrower, covering all oil and gas properties and interests included in the Borrowing Base Properties. These engineering reports shall be in form and substance satisfactory to USB and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report; and

                    (6) As soon as available, and in any event within 60 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 1999, a report describing, for each calendar month during such Fiscal Quarter, the gross volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and describing the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

               (c)  Other Information and Inspections.  Each Obligated Person
                    ---------------------------------
     will furnish to USB any information which USB may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Obligated Persons' businesses and operations. Each Obligated Person will permit representatives appointed by USB, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect, at their sole risk, any of such Obligated Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Obligated Person shall permit USB or its representatives to investigate and verify the accuracy of the information furnished to USB in connection with the Loan Documents and to discuss all such matters with its officers, managers, employees and representatives.

               (d)  Notice of Material Events.  Borrower will promptly notify
                    -------------------------
     USB: (1) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition, (2) of the occurrence of any Default, (3) of the acceleration of the maturity of any Debt owed by Borrower or of any default by Borrower under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might reasonably be expected to have a material adverse effect upon Borrower's Consolidated financial condition, (4) of any uninsured claim of $100,000 or more asserted against Borrower or its properties, (5) of the occurrence of any Termination Event, (6) of the filing of any suit or proceeding against Borrower in which an adverse decision could have a material adverse effect upon Borrower's financial condition, business or operations (or could result in a judgment not covered by insurance of $100,000 or more against Borrower), (7) of the merger or consolidation of Borrower or any of its Affiliates with any other business entity not previously affiliated with Borrower, and (8) of the sale, transfer, lease, exchange or disposal by Borrower of any material assets or properties or any assets or properties with a value in excess of $200,000, except sales of already-severed hydrocarbons and other products in the ordinary course of Borrower's business. Upon the occurrence of any of the foregoing, Borrower will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify USB in writing at least twenty Business Days prior to the date that Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting USB and its counsel to prepare the same.

               (e)  Maintenance of Existence and Qualifications.  Borrower will
                    -------------------------------------------
     maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower.

               (f)  Maintenance of Properties.  Borrower will in all material
                    -------------------------
     respects maintain, preserve, protect and keep all property used or useful in the conduct of its business in accordance with the standards of a reasonable and prudent operator.

               (g)  Payment of Trade Debt, Taxes, etc.  Each Obligated Person
                    ---------------------------------
     will (1) timely file all required tax returns; (2) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (3) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; and
     (4) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with its present system of accounting. Each Obligated Person will pay and discharge in all material respects, when due, all other Debt, taxes or assessments now or hereafter owed by it. Each Obligated Person may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

               (h)  Insurance.  Borrower will maintain with financially sound
                    ---------
     and
     reputable insurance companies, insurance with respect to its business, operations and properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

               (i)  Payment of Expenses.  Borrower will promptly (and in any
                    -------------------
     event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of USB (including attorneys' fees) in connection with: (1) the preparation, execution and delivery of the Loan Documents (including without limitation any and all future amendments or supplements thereto or restatements thereof), and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the examination of Borrower's title to the Collateral, and (4) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

               (j)  Performance on Borrower's Behalf. If any Obligated Person
                    --------------------------------
     fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Loan Document, USB may pay the same. Borrower shall immediately reimburse USB for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the Late Payment Rate, from the date such amount is paid by USB until the date such amount is repaid to USB.

               (k)  Compliance with Agreements and Law.  Borrower will perform
                    ----------------------------------
     all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound in such a way that they result in no material adverse effect upon the Borrowing Base Properties or Borrower's ability to perform its obligations under this Agreement. Borrower will in all material respects conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters).

               (l)  Certifications of Compliance. Each Obligated Person will
                    ----------------------------
     furnish to USB at such Obligated Person's or Borrower's expense all certifications which USB from time to time reasonably requests, as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Obligated Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

               (m)  Additional Security Documents.  Promptly after a request
                    -----------------------------
     therefor by USB at any time and from time to time, Borrower will execute and deliver to USB such additional Security Documents and/or amendments to existing Security Documents as USB may deem necessary or appropriate in order to grant to USB a perfected lien on and security interest in any or all oil and/or gas interests owned by Borrower.

               Section 6.2.   Negative Covenants.  Borrower warrants, covenants
                              ------------------
     and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless USB has previously agreed otherwise in writing:

               (a)  Financial Covenants.  (1)  Borrower will not permit its
                    -------------------
     Working Capital to be less than $0.00 as of the end of any Fiscal Quarter after the date hereof. (2) Borrower will not permit its Tangible Net Worth, as of the end of any Fiscal Quarter ending on or after December 31, 1999, to be less than: (A) $20,000,000, plus (B) 50 percent of Borrower's Cumulative Net Income for all Fiscal Quarters ending after the date hereof, plus (C) 50 percent of any and all Equity Proceeds/Capital Contributions received by Borrower after the date hereof. (3) Borrower will not permit its Fixed Charge Coverage Ratio to be less than 1.0:1.0 as of the end of any Fiscal Quarter ending on or after December 31, 1999.

               (b)  Limitation on Liens.  Borrower will not create, assume or
                    -------------------
     permit texist any mortgage, deed of trust, pledge, encumbrance, lien or charge of any kind (including any security interest in or vendor's lien on property purchased under conditional sales or other title retention agreements and including any lease intended as security or in the nature of a title retention agreement) upon any of Borrower's properties or assets, whether now owned or hereafter acquired except:

                    (1)  Liens at any time existing in favor of  USB;

                    (2) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens secure only Debt which is not delinquent or which is being contested as provided in Section 6.1(g) above; and

                    (3) purchase-money security interests granted by Borrower on office equipment, vehicles and other personal property acquired by Borrower in the ordinary course of business; provided that the aggregate amount secured by all such security interests outstanding at any one time shall not exceed $25,000.

               (c)  Additional Debt. Borrower will not create, incur, assume or
                    ---------------
     permit to exist Debt except: (1) the Loan, (2) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods or services to Borrower in the ordinary course of such Borrower's business,
     (3) existing Debt heretofore disclosed to USB in writing, excluding any extensions or renewals thereof and any draws of additional amounts thereunder, (4) Hedging Obligations of Borrower, (5) Subordinated Debt, and
     (6) Debt of the types permitted to be secured by the security interests described in Section 6.2(b)(3) above; provided that the amount of such Debt does not exceed the limits set forth in said Section.

               (d)  Limitation on Sales of Property.  Borrower will not sell,
                    -------------------------------
     transfer, lease, exchange, alienate or dispose of any of the assets of Borrower except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents):

                    (1) equipment which is worthless or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of Borrower;

                    (2) inventory (including oil and gas sold as produced) which is sold in the ordinary course of business;

                    (3) personal property located on oil and gas properties operated by third parties, the sale of which personal property cannot be prevented by Borrower; and

                    (4) any sale or sales of one or more oil and/or gas properties which are not subject to the Security Documents and which have an aggregate value of less than $1,000,000 during any Fiscal Year.

               (e)  Limitation on Credit Extensions. Borrower will not extend
                    -------------------------------
     credit, make advances or make loans other than: (1) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (2) with the prior approval of the Board of Directors of Borrower, and upon not less than five Business Days' prior notice to USB stating the amount and maturity date of each such loan, loans to senior officers of Borrower for the purpose of permitting such officers to exercise options or warrants on Borrower's stock; provided that the aggregate amount of all such loans outstanding at any time shall not exceed $1,000,000 and in no even shall any such loan (including all renewals, extensions and refinancings thereof) remain outstanding for a period in excess of one year.

               (f)  Fiscal Year.  Borrower will not change its fiscal year.
                    -----------

               (g)  Amendment of Contracts.  Borrower will not amend or permit
                    ----------------------
     any amendment to any contract which could reasonably be foreseen to release, qualify, limit, make contingent or otherwise detrimentally affect, in any material way, the rights and benefits of USB under or acquired pursuant to any of the Security Documents.

               (h)  Limitation on Guaranties.  Borrower will not assume,
                    ------------------------
     guaranty, endorse or be or become secondarily liable for any Debt which is the primary obligation of any other Person.

               (i)  Distributions.  Borrower will not make any Distributions,
                    -------------
     except that Borrower may repurchase shares of the outstanding capital stock of Borrower in an amount aggregating not more than $1,000,000 for all times after the date hereof.

               (j)  ERISA Plans.  Borrower will not incur any obligation to
                    -----------
     contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

               (k)  Reorganizations; Combinations.  Borrower will not change
                    -----------------------------
     its name or the nature of its business, reorganize, liquidate, dissolve or enter into any merger, joint venture, partnership or other combination.

                                  ARTICLE VII

                        Events of Default and Remedies
                        ------------------------------

               Section 7.1.  Events of Default.  Any of the following events
                             -----------------
constitutes an Event of Default under this Agreement:

               (a) Borrower fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to USB or as a result of acceleration or otherwise, and such failure is not remedied within the applicable Grace Period; or

               (b) Any "default" or "event of default" occurs under any Loan Document which defines either term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document; or

               (c) Borrower fails (other than as referred to in subsections (a) and (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision (other than those referred to in subsections (a) and (b) above) of any Loan Document, and such failure is not remedied within the applicable Grace Period; or

               (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, and the represented or warranted state of affairs does not become true within the applicable Grace Period; or

               (e) Either: (1) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (2) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $25,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

               (f)  Borrower:

                    (1) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 90 days; or

                    (2) suffers the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Borrowing Base Properties in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within 30 days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it; or

                    (3) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets or any part of the Borrowing Base Properties; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

                    (4) suffers the entry against it of a final judgment for the payment of money in excess of $200,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                    (5) suffers the entry of an order issued by any court or tribunal taking, seizing or apprehending all or any substantial part of its property or any part of the Borrowing Base Properties having a present worth, determined using a 10-percent discount factor, of $200,000 or more and bringing the same into the custody of such Court or tribunal, and such order is not stayed or released within thirty days after the entry thereof; or

               (g) Borrower fails to comply with the provisions of Section 2.3 above within the time periods for compliance specified in Section 2.3 above.

     Upon the occurrence of an Event of Default described in subsection (f)(1),
     (f)(2) or (f)(3) of this section, all of the Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. During the continuance of any other Event of Default, USB may declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable. The term "Grace Period," as used herein with respect to an Event of Default for which a Grace Period is expressly provided, means the period beginning on the date of the related Default and ending the number of days provided below after written notice of such Default (a "Default Notice") is given by USB to Borrower: (x) in the case of a Default described in Section 7.1(a) above involving a principal payment, one Business Day; (y) in the case of any Default described in
     Section 7.1(a) above not involving a principal payment, five Business Days; and (z) in the case of any other Default for which a Grace Period is expressly provided, 30 days.

               Section 7.2.  Remedies.  If any Default or Event of Default
                             --------
     shall occur and be continuing, the obligation of USB to make Advances under this Agreement shall terminate immediately. If any Event of Default shall occur, USB may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and USB may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon USB under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

               Section 7.3.  Indemnity.  Borrower hereby agrees to indemnify,
                             --------
     defend and hold harmless USB and its agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limitation the enforcement thereof), except to the extent such claims, losses, and liabilities are proximately caused by a USB's gross negligence or willful misconduct, (b) the contamination of any of the Borrowing Base Properties by any hazardous substance or environmental pollutant, or (c) the violation of any federal, state or local environmental statute, rule, regulation or ordinance, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time.

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

               Section 8.1.  Waiver and Amendment.  No failure or delay by USB
                             --------------------
     in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by USB of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by USB, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Obligated Person shall in any case of itself entitle any Obligated Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

               Section 8.2.  Survival of Agreements; Cumulative Nature.  All of
                             -----------------------------------------
     the Obligated Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to USB and all of USB's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered to USB under any Loan Document shall be deemed representations and warranties by Borrower to USB and/or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Obligated Persons in the Loan Documents, and the rights, powers, and privileges granted to USB in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to USB of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

               Section 8.3.  Notices.  All notices, requests, consents, demands
                             -------
     and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, return receipt requested, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given upon receipt:

 Borrower's address:     1050 Seventeenth Street
                         Suite 700
                         Denver, Colorado 80202
                         Attention: Glen C. Warren, Jr.

USB's address:           918 Seventeenth Street
                         Denver, Colorado 80202
                         Attention: Charles S. Searle

                         Section 8.4.  Joint and Several Liability; Parties in
                                       ---------------------------------------
     Interest.  All obligations of the Obligated Persons hereunder shall be the
     ---------
     joint and several, and not merely joint, obligations of each Obligated Person. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Obligated Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of USB.

                         Section 8.5.  Governing Law.  The Loan Documents
                                       -------------
     shall be deemed contracts and instruments made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the State of Colorado and the laws of the United States of America, except (a) to the extent that the law of another jurisdiction is expressly elected in a Loan Document, and (b) with respect to specific Liens, or the perfection thereof, evidenced by Security Documents covering real or personal property which by the laws applicable thereto are required to be construed under the laws of another jurisdiction. Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of the State of Colorado.

                         Section 8.6.  Limitation on Interest.  USB and the
                                       ----------------------
     Obligated Persons intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Obligated Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. USB expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
     (c) USB or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at USB's option, promptly returned to Borrower or the other payor thereof upon such determination.

               Section 8.7.  Severability.  If any term or provision of any Loan
                             ------------
     Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

               Section 8.8.  Counterparts.  This Agreement may be separately
                             ------------
     executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

               Section 8.9.  Conflicts.  To the extent of any irreconcilable
                             ---------
     conflicts between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall prevail.

               Section 8.10. Entire Agreement.  This Agreement, the Note, the
                             ----------------
     Security Documents and the other Loan Documents from time to time executed in connection herewith state the entire agreement between the parties with respect to the subject matter hereof.

               Section 8.11. Arbitration.  Subject to the provisions of the next
                             -----------
     paragraph below, USB and Borrower agree to submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys and other agents) relating to the Loan and its negotiation, execution, collateralization, administration, repayment, modification, extension or collection. Such arbitration shall proceed in Denver, Colorado, shall be governed by Colorado law (including without limitation the provisions of CRS 13-21-102(5)) and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any award entered in an arbitration, whether on motions or at a hearing, with or without testimony from witnesses, shall be made by a written opinion stating the reasons for the award made. The decision of any arbitration pursuant to this Agreement shall be made based on Colorado law without reference to any choice of law rules. Judgment on any award hereunder may be entered in any court having jurisdiction.

               Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto: (a) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement or instrument or applicable law; (b) to exercise self-help remedies such as setoff or repossession; or (c) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any judicial relief, or pursuit of provisional or ancillary remedies or exercise of self-help remedies.

               Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least 10 years or a retired judge at the Colorado or United States District Court or an appellate court level: (2) a person with at least 10 years experience in commercial lending: and (3) a person with at least 10 years experience in the petroleum industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

               Section 8.12.  Release.  Upon full payment and satisfaction of
                              -------
     the Loan and all other amounts due in connection therewith as provided herein, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the Loan, and upon such release USB agrees to promptly release all applicable Security Documents.

               Section 8.13.  Special Release Procedure.  Notwithstanding the
                              -------------------------
     provisions of Section 6.2(d) above or any provisions of the Security Documents to the contrary, Borrower shall have the right to enter into acreage-swap agreements as to Zero-Value Properties, so long as such acreage-swap agreements provide for Borrower to receive good and defensible title to at least 0.75 net mineral acre in return for each net mineral acre of Zero-Value Properties swapped by Borrower. Borrower will give USB at least 10 days' notice prior to the closing of any such acreage-swap agreement, and Borrower and USB will make mutually satisfactory arrangements by which the Zero-Value Properties are released from the Security Documents and the properties received by Borrower are subjected to the Security Documents.

               IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


               PENNACO ENERGY, INC.


               By: __________________________
                               Glen C. Warren, Jr.,
                               Executive Vice President

               U.S. BANK NATIONAL ASSOCIATION


               By: __________________________
                               Charles S. Searle,
                               Senior Vice President

                                   EXHIBIT A
                                   ---------

                                PROMISSORY NOTE
                                ---------------

$25,000,000                                            July 23, 1999
                                                            Denver, Colorado

          FOR VALUE RECEIVED, PENNACO ENERGY, INC., a Nevada corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Payee"), the principal sum of $25,000,000 (or so much thereof as may be borrowed hereunder), together with interest on the outstanding unpaid balance of such principal amount at the rates provided below.

          This Note is issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement dated as of July 23, 1999, between Borrower and Payee, as now in effect or as the same may hereafter be amended, restated, extended, renewed or otherwise modified (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          The outstanding principal amount of this Note shall be due and payable as provided in the Credit Agreement. Any then-unpaid principal balance of this Note shall be due and payable on the Maturity Date (as defined in the Credit Agreement) (unless due and payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest: (1) as to the Reference Rate Portion, at the fluctuating rate, adjustable the day of any change, equal to the annual rate publicly announced or published from time to time by Payee as its reference rate, which may not be the lowest interest rate charged by Payee (the "Reference Rate"); (2) as to each LIBOR Tranche, at LIBOR (Adjusted) for such LIBOR Tranche plus the LIBOR Spread; and (3) as to each Fixed Rate Portion, at the applicable fixed rate for such Fixed Rate Portion, as mutually agreed upon between Borrower and Payee, plus the Fixed Rate Spread.

          Interest shall accrue daily on the unpaid principal balance of this Note, shall be due and payable on the first day of each calendar month, commencing September 1, 1999 (or, for any LIBOR Tranche or Fixed Rate Portion, at such times as may be provided in the Credit Agreement), and at the maturity of this Note, and shall be calculated on the basis of a 360-day year, and the actual number of days elapsed.

          All payments of principal and interest hereon shall be made at Payee's offices at 918 Seventeenth Street, Denver, Colorado 80202 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall b e applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note, in accordance with the terms of the Credit Agreement.

          Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Reference Rate, until paid, and shall be due and payable monthly or, at the option of the holder hereof, on demand.

          This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

          Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of: (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by Payee.

          If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

          Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

          If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

          No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

          All notices given hereunder shall be given as provided in the Credit Agreement.

          At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1992), as amended, in any action commenced to enforce this Note.

          This Note is to be governed by and construed according to the laws of the State of Colorado.

          PENNACO ENERGY, INC.


          By: __________________________
                              Glen C. Warren, Jr.,
                              Executive Vice President

                                   EXHIBIT B
                                   ---------

                                ADVANCE REQUEST
                                ---------------

                                 _______, ____


U.S. Bank National Association
918 Seventeenth Street
Denver, Colorado  80202
Attention: Charles S. Searle

Gentlemen:

          1. This Advance Request is delivered to you pursuant to Section 2.1 of the Credit Agreement dated as of July 23, 1999 (the "Credit Agreement"), between Pennaco Energy, Inc. and U.S. Bank National Association. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2.   Borrower hereby requests an Advance as follows:

               (a)  Proposed Date of Advance:
               (b)  Amount of Advance:

          3. Borrower hereby represents and warrants that as of the date hereof and as of the date of the Advance requested hereunder, all statements contained in Section 4.2(a), (b) and (c) of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrower agrees that if, at any time prior to the date of the Advance requested by Borrower hereunder, any representation or warranty of Borrower contained herein is not true and correct as of such time, Borrower will immediately so notify USB. Except to the extent of any such notification by Borrower, the acceptance by Borrower of any Advance requested hereunder shall be deemed a re-certification by Borrower as of the date of such Advance of the representations and warranties made by Borrower herein.


                              PENNACO ENERGY, INC.


                              By: __________________________

                                   _______________________________,

                                   __________ President

                                   EXHIBIT C
                                   ---------

                   REQUEST FOR ISSUANCE OF LETTER OF CREDIT
                   ----------------------------------------

                                ________, ____


U.S. Bank National Association
918 Seventeenth Street
Denver, Colorado  80202
Attention: Charles S. Searle

Gentlemen:

          1. This Request for Issuance of Letter of Credit is delivered to you pursuant to Section 2.1 of the Credit Agreement dated as of July 23, 1999 (the "Credit Agreement"), between Pennaco Energy, Inc. and U.S. Bank National Association. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2. Borrower hereby requests that USB issue a Letter of Credit as follows:

               (a)  Name of Beneficiary:
               (b)  Proposed Issuance Date:
               (c)  Expiration Date:
               (d)  Face Amount:
               (e)  Payment Instructions (if any):

          3. Borrower hereby represents and warrants that as of the date hereof and as of the date of issuance of the Letter of Credit requested hereunder, all statements contained in Section 4.2(a), (b) and (c) of the Credit Agreement are and will be true and correct in all material respects.

          4. Borrower agrees that if, at any time prior to the date of issuance of the Letter of Credit requested by Borrower hereunder, any representation or warranty of Borrower contained herein is not true and correct as of such time, Borrower will immediately so notify USB. Except to the extent of any such notification by Borrower, the acceptance by Borrower of any Letter of Credit requested hereunder shall be deemed a re-certification by Borrower as of the date of such Advance of the representations and warranties made by Borrower herein.

                              PENNACO ENERGY, INC.


                              By:__________________________

                                 ____________________,

                                 __________ President

                                   EXHIBIT D
                                   ---------

                            INTEREST RATE ELECTION
                            ----------------------

                                ________, ____



U.S. Bank National Association
918 Seventeenth Street
Denver, Colorado  80202
Attention: Charles S. Searle

Gentlemen:

          1.   This Interest Rate Election is delivered to you pursuant to
Section 2.2 of the Credit Agreement dated as of July 23, 1999 (the "Credit Agreement"), between Pennaco Energy, Inc. and U.S. Bank National Association. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          2.   Borrower hereby requests a LIBOR Tranche as follows:

               (a)  Dollar Amount:

               (b)  First Day of LIBOR Interest Period:

               (c)  Duration (month(s)):


                              PENNACO ENERGY, INC.


                              By: __________________________

                                  ____________________,

                                  __________ President

                                PROMISSORY NOTE
                                ---------------

$25,000,000                                            July 23, 1999
                                                            Denver, Colorado

          FOR VALUE RECEIVED, PENNACO ENERGY, INC., a Nevada corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Payee"), the principal sum of $25,000,000 (or so much thereof as may be borrowed hereunder), together with interest on the outstanding unpaid balance of such principal amount at the rates provided below.

          This Note is issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement dated as of July 23, 1999, between Borrower and Payee, as now in effect or as the same may hereafter be amended, restated, extended, renewed or otherwise modified (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

          The outstanding principal amount of this Note shall be due and payable as provided in the Credit Agreement. Any then-unpaid principal balance of this Note shall be due and payable on the Maturity Date (as defined in the Credit Agreement) (unless due and payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest: (1) as to the Reference Rate Portion, at the fluctuating rate, adjustable the day of any change, equal to the annual rate publicly announced or published from time to time by Payee as its reference rate, which may not be the lowest interest rate charged by Payee (the "Reference Rate"); (2) as to each LIBOR Tranche, at LIBOR (Adjusted) for such LIBOR Tranche plus the LIBOR Spread; and (3) as to each Fixed Rate Portion, at the applicable fixed rate for such Fixed Rate Portion, as mutually agreed upon between Borrower and Payee, plus the Fixed Rate Spread.

          Interest shall accrue daily on the unpaid principal balance of this Note, shall be due and payable on the first day of each calendar month, commencing September 1, 1999 (or, for any LIBOR Tranche or Fixed Rate Portion, at such times as may be provided in the Credit Agreement), and at the maturity of this Note, and shall be calculated on the basis of a 360-day year, and the actual number of days elapsed.

          All payments of principal and interest hereon shall be made at Payee's offices at 918 Seventeenth Street, Denver, Colorado 80202 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note, in accordance with the terms of the Credit Agreement.

          Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Reference Rate, until paid, and shall be due and payable monthly or, at the option of the holder hereof, on demand.

          This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

          Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of: (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by Payee.

          If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

          Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

          If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

          No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

          All notices given hereunder shall be given as provided in the Credit Agreement.

          At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1992), as amended, in any action commenced to enforce this Note.

          This Note is to be governed by and construed according to the laws of the State of Colorado.


          PENNACO ENERGY, INC.


          By: __________________________
                              Glen C. Warren, Jr.,
                              Executive Vice President

                                  CERTIFICATE
                                  -----------

          The undersigned, ________________, the ____________ Secretary of
PENNACO ENERGY, INC., a Nevada corporation (the "Company"), hereby certifies that:

               1. Attached hereto is a true and complete copy of certain resolutions duly adopted by the Board of Directors of the Company as in effect on the date hereof.

               2. The copies of the articles of incorporation and bylaws attached hereto are true and complete copies of said documents (and all amendments thereto) as in effect on the date hereof.

               3. The following person is duly authorized to execute Loan Documents (as defined in the Credit Agreement dated as of July 23, 1999, between the Company and U.S. Bank National Association) on behalf of the Company:


          Name and                           Specimen
          Capacity                           Signature
          --------                           ---------



          Glen C. Warren, Jr.                ___________________
          Executive Vice President           Glen C. Warren, Jr.


         Executed by the undersigned as of the 23rd day of July, 1999.



                                   _________________________

                                          _______________

                            COMPLIANCE CERTIFICATE
                            ----------------------

          The undersigned, Glen C. Warren, Jr., hereby certifies as follows in connection with the execution and delivery of the Credit Agreement dated as of July 23, 1999 (the "Credit Agreement"), between Pennaco Energy, Inc. ("Borrower") and U.S. Bank National Association (all terms defined in the Credit Agreement having the same meanings when used herein):

          1. He is a duly elected, authorized and acting Executive Vice President of Borrower.

          2. Each of the representations and warranties made by Borrower in the Credit Agreement and/or any document delivered in connection with the Credit Agreement is true and correct as of this date.

          3.   No Default exists as of this date.

          4. Borrower has performed and complied with all agreements and conditions required to be performed or complied with by it under the Credit Agreement and/or any document delivered in connection with the Credit Agreement on or prior to this date.

          Dated as of July 23, 1999.



                              ______________________________
                                    Glen C. Warren, Jr.